Exhibit 99.1
FOR IMMEDIATE RELEASE

Qualcomm Contact:
John Sinnott
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Third Quarter Fiscal 2018 Results
GAAP Revenues $5.6 billion
GAAP EPS $0.82, Non-GAAP EPS $1.01

-EPS Exceeds High End of Prior Guidance Range-

SAN DIEGO - July 25, 2018 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal third quarter ended June 24, 2018.

“We reported results significantly above our prior expectations for our fiscal third quarter, driven by solid execution across the company, including very strong results in our licensing business,” said Steve Mollenkopf, CEO of Qualcomm Incorporated.  “We intend to terminate our purchase agreement to acquire NXP when the agreement expires at the end of the day today, pending any new material developments. In addition, as previously indicated, upon termination of the agreement, we intend to pursue a stock repurchase program of up to $30 billion to deliver significant value to our stockholders.”

Third Quarter Results (GAAP)*

	Q3 Fiscal 2018	Q3 Fiscal 2017	Year-Over-Year Change	Q2 Fiscal 2018	Sequential Change
Revenues	$5.6B	$5.4B	+4%	$5.3B	+6%
Operating income	$0.9B	$0.8B	+20%	$0.4B	+110%
Net income [1]	$1.2B	$0.9B	+41%	$0.4B	N/M
Diluted earnings per share [1]	$0.82	$0.58	+41%	$0.24	N/M
Operating cash flow [2]	$2.1B	$0.2B	N/M	$0.5B	N/M
1 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests), unless otherwise stated, and percentage changes are calculated based on the dollar amounts as disclosed in millions.
2 In the first quarter of fiscal 2018, we adopted new accounting guidance that changed the presentation of certain cash flows related to share-based awards in the statements of cash flows. As a result, prior period cash flow amounts presented in this news release have been adjusted to conform to the current year presentation as follows: net cash provided by operating activities for the three months and nine months ended June 25, 2017 increased by $89 million and $301 million, respectively, with corresponding offsets to net cash (used) provided by financing activities.

N/M - Not Meaningful

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 2 of 15

Third Quarter Results (Non-GAAP)*
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Further discussion regarding the Company’s use of Non-GAAP financial measures and detailed reconciliations between GAAP and Non-GAAP results are included within this news release.

	Q3 Fiscal 2018	Q3 Fiscal 2017	Year-Over-Year Change	Q2 Fiscal 2018	Sequential Change
Revenues	$5.6B	$5.3B	+6%	$5.2B	+8%
Operating income	$1.4B	$1.2B	+16%	$1.3B	+11%
Net income	$1.5B	$1.2B	+22%	$1.2B	+27%
Diluted earnings per share	$1.01	$0.83	+22%	$0.80	+26%

* Beginning in the third quarter of fiscal 2017, GAAP and Non-GAAP results have been negatively impacted by our dispute with Apple and its contract manufacturers (who are Qualcomm licensees). We did not record any QTL revenues in the first nine months of fiscal 2018 or the third or fourth quarter of fiscal 2017 for royalties due on sales of Apple’s products. We expect the actions taken by these companies will continue until these disputes are resolved. QTL revenues in the third quarter of fiscal 2018 included $500 million paid under an interim agreement with the other licensee in dispute (which dispute was previously disclosed). This represents a partial payment for royalties due after the second quarter of fiscal 2017 by that other licensee while negotiations continue. This payment does not reflect the full amount of royalties due under the underlying license agreement. We did not record any revenues from the third quarter of fiscal 2017 through the second quarter of fiscal 2018 for royalties due on the sales of the other licensee’s products. If we do not reach a final agreement with the other licensee, it may not make any other payments or may not make full payments under the underlying license agreement, which may result in increased legal costs and will negatively impact our GAAP and Non-GAAP results.

The following also should be considered in regard to the year-over-year and sequential comparisons:

•	The third quarter of fiscal 2018 GAAP results included:

◦	$112 million of restructuring and restructuring-related charges, or ($0.06) per share, related to our Cost Plan that was announced in the second quarter of fiscal 2018.

•	The third quarter of fiscal 2018 GAAP and Non-GAAP results included:

◦
$500 million of revenues, or $0.30 per share for GAAP and $0.26 per share for Non-GAAP, resulting from an interim agreement with the other licensee in dispute for royalties due after the second quarter of fiscal 2017, while negotiations continue.

•	The third quarter of fiscal 2017 GAAP results included:

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 3 of 15

◦	A reduction in operating cash flow due to a $940 million payment to BlackBerry and a $927 million payment related to the Korea Fair Trade Commission (KFTC) fine.

•	The second quarter of fiscal 2018 GAAP results included:

◦	$310 million of restructuring and restructuring-related charges, or ($0.18) per share, related to our Cost Plan.

Segment Results
Third Quarter Fiscal 2018

(in millions, except percentages)	Q3 Fiscal 2018	Q3 Fiscal 2017	Year-Over-Year Change	Q2 Fiscal 2018	Sequential Change
QCT
Revenues	$4,087	$4,052	+1%	$3,897	+5%
EBT [1]	$607	$575	+6%	$608	—%
EBT as % of revenues	15%	14%	+1%	16%	(1%)
MSMTM chip shipments	199	187	+6%	187	+6%
QTL
Revenues	$1,465	$1,172	+25%	$1,260	+16%
EBT	$1,049	$854	+23%	$850	+23%
EBT as % of revenues	72%	73%	(1%)	67%	+5%
1 Earnings (loss) before taxes

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $35.9 billion at the end of the third quarter of fiscal 2018, compared to $37.8 billion a year ago and $39.6 billion at the end of the second quarter of fiscal 2018. In addition, funds of $2.0 billion were held to collateralize the letters of credit related to our proposed acquisition of NXP, which have been included in other noncurrent assets since the end of the first quarter of fiscal 2017, and funds of $2.8 billion were restricted for redemption of long-term debt, which were included in other current assets at the end of the third quarter of fiscal 2018.

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 4 of 15

Agreement to Acquire NXP
We have entered into a definitive agreement, as amended, to acquire NXP Semiconductors N.V. (NXP) for estimated total cash consideration to be paid to NXP’s shareholders of $44 billion. The transaction remains subject to receipt of regulatory clearance from the State Administration for Market Regulation in China (SAMR) and other closing conditions, including the tender of at least 70% of the issued and outstanding common shares of NXP in the offer. In the absence of approval from SAMR or other material developments, we expect to terminate the transaction after 11:59 p.m. New York time on July 25, 2018, which is the “End Date” for the transaction under the definitive agreement. If SAMR has not approved by the End Date, NXP will be entitled to receive a termination fee of $2.0 billion, which will be paid using existing cash and cash equivalents. If events occur that cause us to not terminate the transaction, we will continue to pursue the acquisition of all of the issued and outstanding shares of NXP.

Return of Capital to Stockholders
During the third quarter of fiscal 2018, we returned $1.9 billion to stockholders, including $911 million, or $0.62 per share, of cash dividends paid and $1.0 billion through repurchases of 17.4 million shares of common stock. On July 12, 2018, we announced a cash dividend of $0.62 per share payable on September 26, 2018 to stockholders of record as of the close of business on September 5, 2018.

In the event of the termination of our proposed acquisition of NXP, we intend to implement a stock repurchase program to repurchase up to $30 billion of our outstanding common stock.

Effective Income Tax Rates
Our fiscal 2018 annual effective income tax rates are estimated to be 264% provision for GAAP and 2% provision for Non-GAAP. The estimated fiscal 2018 GAAP effective tax rate includes the impact of the Tax Legislation and the European Commission fine, which is not deductible for tax purposes and is attributable to a foreign jurisdiction. The effective income tax rates for the third quarter of fiscal 2018 were 28% benefit for GAAP and 6% benefit for Non-GAAP. Our effective tax rates for third quarter of fiscal 2018 GAAP and Non-GAAP were lower than our prior guidance estimate effective rates for the third quarter of fiscal 2018 of 38% to 47% benefit for GAAP and 20% to 25% benefit for Non-GAAP primarily as a result of a change in the estimates of our U.S. earnings, principally due to the execution of the interim agreement with the other licensee in dispute, which was not included in our prior guidance estimate for the third quarter of fiscal 2018. The third quarter of fiscal 2018 GAAP effective income tax rate also included a $135 million tax benefit related to the remeasurement of a U.S. deferred tax liability

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 5 of 15

that was established as a result of a change in one of our tax positions due to U.S. tax reform legislation known as the Tax Cuts and Jobs Act (the Tax Legislation), which was not included in our guidance estimate for the third quarter of fiscal 2018.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment, certain derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

Our outlook for the fourth quarter of fiscal 2018 does not include estimates related to the operating results of our proposed acquisition of NXP or the payment of the $2.0 billion termination fee that is due if we have not received approval from SAMR by the End Date. It also does not include the impact of the significant stock repurchase program that we intend to implement if the agreement is terminated.

Our financial guidance for the fourth quarter of fiscal 2018 excludes QTL revenues for royalties due on sales of Apple products by Apple’s contract manufacturers, as we expect the actions taken by these companies will continue until the respective disputes are resolved. Our financial guidance for the fourth quarter of fiscal 2018 includes $100 million of QTL revenues from the other licensee expected to be collected under the interim agreement. This represents a partial payment for royalties while negotiations continue, and this payment does not reflect the full amount of royalties due under the underlying license agreement.

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 6 of 15

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook. The Non-GAAP outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm’s Business Outlook Summary and Reconciliation

	Q4 FY17 Results (1)		Current Guidance Q4 FY18 Estimates (2)(3)
Revenues	$5.9B		$5.1B - $5.9B
Year-over-year change			decrease 14% - flat
GAAP diluted earnings per share (EPS)	$0.11		$0.58 - $0.68
Year-over-year change			N/M
Less diluted EPS attributable to QSI	$0.02		$0.03
Less diluted EPS attributable to share-based compensation	($0.10)		($0.12)
Less diluted EPS attributable to other items	($0.73)		($0.08)
Non-GAAP diluted EPS	$0.92		$0.75 - $0.85
Year-over-year change			decrease 8% - 18%
Other Information
MSM chip shipments	220	M	205M - 225M
Year-over-year change			decrease 7% - increase 2%
QTL revenues	$1.2B		$1.0B - $1.2B
Year-over-year change			decrease 1% - 18%

(1)
The fourth quarter of fiscal 2017 results excluded QTL revenues for royalties due on sales of Apple’s products by Apple’s contract manufacturers, as well as sales of products by the other licensee in dispute. Diluted EPS attributable to other items for the fourth quarter of fiscal 2017 was primarily attributable to the $778 million charge related to the fine imposed by the Taiwan Fair Trade Commission.

(2)
Our financial guidance for the fourth quarter of fiscal 2018 excludes QTL revenues for royalties due on sales of Apple’s products by Apple’s contract manufacturers as we expect the actions taken by these companies will continue until the respective disputes are resolved. Our financial guidance for the fourth quarter of fiscal 2018 includes $100 million of QTL revenues from the other licensee under the interim agreement while negotiations continue. Further, our guidance for the fourth quarter of fiscal 2018 does not include estimates related to the operating results of our proposed acquisition of NXP or the payment of the $2.0 billion termination fee that is due if we have not received approval from SAMR by the End Date, which is estimated to be ($1.35) per share and will be excluded from our Non-GAAP results. It also does not include the impact of the significant stock repurchase program that we intend to implement if the agreement is terminated.

(3)
Our guidance for diluted EPS attributable to other items for the fourth quarter of fiscal 2018 is primarily attributable to acquisition-related items and restructuring and restructuring-related items. Our guidance for Non-GAAP diluted EPS excludes a reduction to revenues related to a portion of a business arrangement that resolves a legal dispute.

N/M - Not Meaningful
Sums may not equal total due to rounding.

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 7 of 15

Reconciliations of GAAP Results to Non-GAAP Results
The following tables reconcile our GAAP results to our Non-GAAP results ($ and shares in millions, except per share data):

	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a) (b)		Non-GAAP Results
Q3 FISCAL 2018
Revenues	$5,599	$20	$—	($50)	(c)	$5,629
Operating income (loss)	925	2	(189)	(312)		1,424
EBT	956	(7)	(189)	(264)		1,416
EBT as % of revenues	17%					25%
Net income (loss)	1,219	(5)	(155)	(129)		1,508
Diluted EPS	$0.82	$0.00	($0.10)	($0.09)		$1.01
Diluted shares	1,487	1,487	1,487	1,487		1,487
Q2 FISCAL 2018
Revenues	$5,261	$30	$—	$—		$5,231
Operating income (loss)	441	10	(222)	(628)		1,281
EBT	358	40	(222)	(696)		1,236
EBT as % of revenues	7%					24%
Net income (loss)	363	30	(193)	(661)		1,187
Diluted EPS	$0.24	$0.02	($0.13)	($0.44)		$0.80
Diluted shares	1,494	1,494	1,494	1,494		1,494
Q3 FISCAL 2017
Revenues	$5,371	$56	$—	$12		$5,303
Operating income (loss)	773	34	(227)	(259)		1,225
EBT	858	55	(227)	(271)		1,301
EBT as % of revenues	16%					25%
Net income (loss)	866	32	(199)	(204)		1,237
Diluted EPS	$0.58	$0.02	($0.13)	($0.14)		$0.83
Diluted shares	1,491	1,491	1,491	1,491		1,491

(a)
At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. See the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates” herein for further details.

(b)
Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” and the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates.” Details of amounts included in the “Other Items” column for prior periods are included in the news releases for those periods.

(c)	Other items excluded from Non-GAAP revenues consisted of a reduction to licensing revenues related to a portion of a business arrangement that resolves a legal dispute.

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 8 of 15

Supplemental Information and Reconciliations
(Unaudited)

Q3 FISCAL 2018
($ in millions, except per share data)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a)		Non-GAAP Results
Cost of revenues	$2,491	$15	$9	$127		$2,340
Research and development (R&D) expenses	1,416	—	140	2		1,274
Selling, general and administrative (SG&A) expenses	655	3	40	21		591
Other expenses	112	—	—	112		—
Interest expense	212	—	—	22		190
Investment and other income (loss), net	243	(9)	—	70		182	(b)

Diluted EPS impact of the interim agreement with the other licensee in dispute while negotiations continue	$0.30	$0.00	$0.00	$0.04	(c)	$0.26

(a)
Other items excluded from Non-GAAP results included $167 million of acquisition-related charges, $112 million of restructuring and restructuring-related charges related to our Cost Plan, $5 million of interest expense related to the European Commission fine and $70 million of foreign currency transaction gains related to the European Commission and Taiwan Fair Trade Commission fines, net of associated losses on derivative instruments.

(b)
Included $175 million in interest and dividend income, $17 million in net foreign currency gains and $10 million in net realized gains on investments, partially offset by $17 million in equity in net losses of investees and $3 million of net losses on derivative instruments.

(c)
At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column.

Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates
(Unaudited)

($ in millions)	GAAP Results	Less QSI		Less Share-Based Compensation		Less Other Items (c) (d)		Non-GAAP Results
Q3 FISCAL 2018
Income (loss) before income taxes	$956	$(7)		$(189)		$(264)		$1,416
Income tax benefit	263	2		34		135		92
Net income (loss) (a)	$1,219	$(5)		$(155)		$(129)		$1,508

Tax rate	(28%)	0%	(b)	(6%)	(b)	(16%)	(b)	(6%)
FISCAL 2018
Estimated annual tax rate	264%	1%	(b)	(4%)	(b)	265%	(b)	2%

(a)	Before adjustments for noncontrolling interests.

(b)
The incremental effect of our adjustments to the Non-GAAP tax rate is calculated by allocating the difference between (i) the tax expense (benefit) calculated based on the GAAP tax rate and (ii) the actual or estimated tax expense (benefit) for each column.

(c)
In the third quarter of fiscal 2018, the tax benefit in the “Other Items” column included a $123 million net benefit related to the refinement of estimates related to the combined effect of the Toll Charge and the remeasurement of deferred tax assets and liabilities, all of which relate to the Tax Legislation, a $27 million tax benefit for the tax effect of acquisition-related items in EBT and a $17 million tax benefit related to the fiscal 2017 tax benefits from a new tax incentive agreement in Singapore, partially offset by tax expenses of $20 million to reconcile the tax provision for each column to the total GAAP tax provision for the quarter, $11 million due to an increase in unrecognized tax benefits and $1 million for the combined effect of other items in EBT.

(d)
In fiscal 2018, the estimated annual effective tax rate for the “Other Items” column included a $5.8 billion charge related to the combined effect of the Toll Charge, the remeasurement of deferred tax assets and liabilities and our decision to no longer indefinitely reinvest certain foreign earnings, all of which relate to the Tax Legislation, and an $11 million increase in unrecognized tax benefits, partially offset by tax benefits of $134 million for the tax effect of acquisition-related items in EBT, $88 million for the combined effect of other items in EBT and $17 million related to the fiscal 2017 tax benefits from a new tax incentive agreement in Singapore.

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 9 of 15

Conference Call
Qualcomm’s fiscal third quarter 2018 earnings conference call will be broadcast live on July 25, 2018, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. Callers should use reservation number 39466129.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results used herein are presented herein.

The Company uses Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of revenues, R&D expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income (loss) and diluted earnings (loss) per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-GAAP financial

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information is also used by institutional investors and analysts in evaluating the Company’s business and assessing trends and future expectations.

Non-GAAP information used by management excludes its QSI segment and certain share-based compensation, acquisition-related items, tax items and other items.

•
QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•	Certain other items are excluded because management views such items as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

•
Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property, third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition. Starting with acquisitions in the second quarter of fiscal 2017, the Company excludes recognition of the step-up of property, plant and equipment from the net book value based on the original cost basis to fair value. Such charges related to acquisitions that were completed prior to the second quarter of fiscal 2017 continue to be allocated to the segments, and such amounts are not material.

•
The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters.

•
Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. In the first nine months of fiscal 2018, the Company excluded the full

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impact of the Toll Charge, including the portion that relates to earnings and profits of U.S.-owned foreign subsidiaries generated in the first quarter of fiscal 2018.

About Qualcomm
Qualcomm invents breakthrough technologies that transform how the world connects and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries.  As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT - including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio.  Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our intent to terminate the NXP purchase agreement (in the absence of approval from SAMR or other material developments) and to pursue a stock repurchase program to repurchase up to $30 billion in our common stock upon such termination, and that such actions will deliver significant value to our stockholders; our expectation that Apple and Apple’s contract manufacturers who did not report or pay royalties due will continue such actions until their respective disputes are resolved; our expectation that the other licensee in dispute may not make any other payments or may not make full payments under the underlying license agreement if we do not reach a final agreement, and the financial impact thereof; our intent to continue to pursue the acquisition of all of the issued and outstanding shares of NXP if events occur that cause us to not terminate the transaction; our estimates regarding the impact of the Tax Legislation; our business outlook; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, MSM chip shipments, and effective tax rates. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: risks associated with our proposed acquisition of NXP and our intended termination of that acquisition; commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; our dependence on the premium-tier device segment; attacks on our licensing business model, including current and future legal proceedings and governmental investigations and proceedings, or actions of quasi-governmental bodies or standards or industry organizations; potential changes in our patent licensing practices, whether due to governmental investigations, private legal proceedings challenging those

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 12 of 15

practices, or otherwise; the enforcement and protection of our intellectual property rights; our ability to extend our technologies, products and services into new and expanded product areas and adjacent industry segments; risks associated with operation and control of manufacturing facilities of our joint venture, RF360 Holdings; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio, and which may be impacted by the proliferation of devices in new industry segments such as automotive and IoT, and the need to extend license agreements that are expiring; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; strategic acquisitions, transactions and investments or our inability to consummate planned strategic acquisitions; our cost plan; our compliance with laws, regulations, policies and standards; our use of open source software; our stock price and earnings volatility; our indebtedness and our significant proposed stock repurchase program; security breaches or other misappropriation of our intellectual property or proprietary or confidential information; potential tax liabilities; global regional or local economic conditions that impact the industries in which we operate; our ability to attract and retain qualified employees; foreign currency fluctuations; and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 24, 2018 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###
Qualcomm and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. Other products and brand names may be trademarks or registered trademarks of their respective owners.

MSM is a product of Qualcomm Technologies, Inc.

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Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	June 24, 2018	September 24, 2017
ASSETS
Current assets:
Cash and cash equivalents	$35,619	$35,029
Marketable securities	291	2,279
Accounts receivable, net	3,163	3,632
Inventories	1,785	2,035
Other current assets	3,460	618
Total current assets	44,318	43,593
Marketable securities	35	1,270
Deferred tax assets	844	2,900
Property, plant and equipment, net	3,073	3,216
Goodwill	6,630	6,623
Other intangible assets, net	3,174	3,737
Other assets	4,016	4,147
Total assets	$62,090	$65,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,644	$1,971
Payroll and other benefits related liabilities	1,379	1,183
Unearned revenues	507	502
Short-term debt	7,103	2,495
Other current liabilities	5,579	4,756
Total current liabilities	16,212	10,907
Unearned revenues	1,708	2,003
Income taxes payable	2,659	—
Long-term debt	15,378	19,398
Other liabilities	3,065	2,432
Total liabilities	39,022	34,740

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,469 and 1,474 shares issued and outstanding, respectively	—	274
Retained earnings	22,745	30,088
Accumulated other comprehensive income	323	384
Total stockholders’ equity	23,068	30,746
Total liabilities and stockholders’ equity	$62,090	$65,486

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 14 of 15

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 24, 2018	June 25, 2017	June 24, 2018	June 25, 2017
Revenues:
Equipment and services	$4,110	$4,121	$12,750	$11,949
Licensing	1,489	1,250	4,178	4,438
Total revenues	5,599	5,371	16,928	16,387
Costs and expenses:
Cost of revenues	2,491	2,488	7,394	7,140
Research and development	1,416	1,391	4,237	4,087
Selling, general and administrative	655	710	2,297	1,917
Other	112	9	1,605	962
Total costs and expenses	4,674	4,598	15,533	14,106
Operating income	925	773	1,395	2,281
Interest expense	(212)	(133)	(561)	(330)
Investment and other income, net	243	218	454	635
Income before income taxes	956	858	1,288	2,586
Income tax benefit (expense)	263	7	(5,659)	(290)
Net income (loss)	1,219	865	(4,371)	2,296
Net loss attributable to noncontrolling interests	—	1	—	1
Net income (loss) attributable to Qualcomm	$1,219	$866	$(4,371)	$2,297

Basic earnings (loss) per share attributable to Qualcomm	$0.82	$0.59	$(2.96)	$1.55
Diluted earnings (loss) per share attributable to Qualcomm	$0.82	$0.58	$(2.96)	$1.54
Shares used in per share calculations:
Basic	1,478	1,478	1,479	1,478
Diluted	1,487	1,491	1,479	1,491

Dividends per share announced	$0.62	$0.57	$1.76	$1.63

Qualcomm Announces Third Quarter Fiscal 2018 Results	Page 15 of 15

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 24, 2018	June 25, 2017	June 24, 2018	June 25, 2017
Operating Activities:
Net income (loss)	$1,219	$865	$(4,371)	$2,296
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	414	393	1,165	1,064
Income tax provision (less than) in excess of income tax payments	(504)	(237)	4,973	(467)
Non-cash portion of share-based compensation expense	189	227	659	712
Net realized gains on marketable securities and other investments	(26)	(139)	(101)	(375)
Indefinite and long-lived asset impairment charges	63	42	96	76
Impairment losses on marketable securities and other investments	19	15	40	163
Other items, net	(229)	(83)	25	14
Changes in assets and liabilities:
Accounts receivable, net	376	670	470	(1,021)
Inventories	2	63	245	(182)
Other assets	20	4	90	111
Trade accounts payable	215	134	(296)	(543)
Payroll, benefits and other liabilities	348	(1,714)	1,514	878
Unearned revenues	(53)	(69)	(178)	(149)
Net cash provided by operating activities	2,053	171	4,331	2,577
Investing Activities:
Capital expenditures	(214)	(177)	(625)	(428)
Purchases of available-for-sale marketable securities	(77)	(6,707)	(5,835)	(15,509)
Proceeds from sales and maturities of available-for-sale securities	1,446	6,497	9,105	19,643
Purchases of other marketable securities	(46)	(705)	(49)	(705)
Deposits of investments designated as collateral	—	—	—	(2,000)
Acquisitions and other investments, net of cash acquired	(22)	(19)	(192)	(1,401)
Proceeds from other investments	48	10	207	18
Other items, net	(1)	(1)	4	40
Net cash provided (used) by investing activities	1,134	(1,102)	2,615	(342)
Financing Activities:
Proceeds from short-term debt	3,822	1,735	9,385	6,848
Repayment of short-term debt	(2,868)	(2,734)	(7,198)	(7,598)
Proceeds from long-term debt	—	10,953	—	10,953
Repayment of long-term debt	(1,571)	—	(1,571)	—
Deposit to redeem long-term debt	(2,831)	—	(2,831)	—
Proceeds from issuance of common stock	52	41	387	331
Repurchases and retirements of common stock	(1,000)	(300)	(1,425)	(1,027)
Dividends paid	(911)	(844)	(2,600)	(2,411)
Payments of tax withholdings related to vesting of share-based awards	(77)	(88)	(273)	(263)
Payment of purchase consideration related to RF360 joint venture	(42)	—	(157)	—
Other items, net	(37)	(81)	(54)	(133)
Net cash (used) provided by financing activities	(5,463)	8,682	(6,337)	6,700
Effect of exchange rate changes on cash and cash equivalents	(51)	34	(19)	28
Net (decrease) increase in cash and cash equivalents	(2,327)	7,785	590	8,963
Cash and cash equivalents at beginning of period	37,946	7,124	35,029	5,946
Cash and cash equivalents at end of period	$35,619	$14,909	$35,619	$14,909